UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  November 13, 2008

MONUMENT RESOURCES, INC.
(Exact name of registrant as specified in its charter)

Colorado	033-15528	84-1028449
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of Incorporation)

2050 South Oneida Street, Suite 106
Denver, Colorado	80224
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (303) 692-9468

Not Applicable
(Former name of former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provision:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.01   CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT

On November 13, 2008, the Registrant was advised that Gordon, Hughes & Banks, LLP (“GH&B”) resigned as the Registrant’s independent registered public accounting firm.  GH&B recently entered into an agreement with Eide Bailly LLP (“Eide Bailly”), pursuant to which Eide Bailly acquired the operations of GH&B and certain of the professional staff and shareholders of GH&B joined Eide Bailly either as employees or partners of Eide Bailly and will continue to practice as members of Eide Bailly.  Concurrent with the resignation of GH&B, the Registrant, through and with the approval of its Board of Directors, engaged Eide Bailly as its independent registered public accounting firm.

The reports of GH&B for the fiscal years ended September 30, 2006 and 2007 and any subsequent interim period did not contain an adverse opinion or a disclaimer of opinion nor were they qualified or modified as uncertainty, audit scope or accounting principles.

In addition, during the two fiscal years and any subsequent interim period mentioned above, there were no disagreements with the former accountant on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

The Registrant has provided GH&B with a copy of these disclosures and requested GH&B to furnish to the Registrant a letter addressed to the Securities and Exchange Commission stating whether GH&B agrees with the statements by the Registrant in this report.  The GH&B letter is attached as Exhibit 16.1.

ITEM 9.01   FINANCIAL STATEMENTS AND EXHIBITS

No.                                Exhibit

16.1                                Letter regarding change of certifying accountant

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MONUMENT RESOURCES, INC.

Date: November 17, 2008	By:	/s/ A.G. Foust
A.G. Foust, President